UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 23, 2014

West Marine, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22512	77-0355502
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

500 Westridge Drive
Watsonville, California 95076
(Address of Principal Executive Offices, Including Zip Code)

(831) 728-2700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On October 23, 2014, West Marine, Inc. issued a press release announcing its consolidated financial results for the 13-week period (third quarter) ended September 27, 2014 and for the 39-week period ended September 27, 2014. A copy of this press release is attached hereto as Exhibit 99.1.

The press release contains disclosure of return on invested capital (“ROIC”). ROIC is defined as adjusted net income divided by average total capital. Net income is adjusted to exclude interest and fixed rent expense. The exclusions from net income are calculated on an after-tax basis. Total capital is calculated by adding total debt, operating leases capitalized at eight times annual rent expense and total stockholders’ equity, minus cash and cash equivalents. Management believes that ROIC is a meaningful measure of its efficient and effective use of capital. We believe ROIC is an appropriate measure because it is driven by both generation of earnings and the responsible management of our assets, and we also believe it is closely correlated with creating stockholder value. The ROIC reconciliation contained in the press release also presents ROIC using the most directly comparable measure, net income, which is calculated in accordance with accounting principles generally accepted in the United States (“GAAP”).

The press release also includes disclosure of earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the 13-week period (third quarter) ended September 27, 2014 and for the 39-week period ended September 27, 2014 and estimated EBITDA for fiscal year 2014. EBITDA is a supplemental non-GAAP financial measure commonly used by management and industry analysts to evaluate our operations. We believe that EBITDA provides useful information to investors regarding the operating performance of our business.

The press release also contains disclosure of net income adjusted to exclude a valuation allowance we recorded in the third quarter of 2014 as a result of phasing out operations from our Canadian stores over the next four years as leases expire. We believe adjusted net income provides meaningful supplemental information for investors regarding the performance of our business and facilitates comparison with prior periods by removing the non-cash financial impact of the valuation allowance.

ROIC, EBITDA and adjusted net income are not measures of financial performance under GAAP, and ROIC and EBITDA may not be defined and calculated by other companies in the same manner. Management has reconciled each non-GAAP financial measure to the most directly comparable GAAP financial measures in the tables included in the press release filed as Exhibit 99.1 to this report. These non-GAAP measures should be considered as supplements to, and not as substitutes for, or superior to, financial measures calculated in accordance with GAAP.

The information required to be furnished pursuant to Item 2.02 and Exhibit 99.1 of this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, except if we specifically incorporate it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

As previously disclosed, the company was advised that its lease for its Toronto, Canada store would not be renewed by the landlord and, as a result, the company would be evaluating its options in Toronto and the implications for its Canadian operations. In light of this development and upon further analysis, the company has determined that it is more likely than not that it will be unable to utilize its Canadian deferred tax assets and, therefore, in the third quarter of 2014, we placed a valuation allowance against those assets.

Following a comprehensive evaluation of the company’s strategic initiatives, on September 25, 2014, the company’s Board of Directors approved the company’s strategic plan, which included a plan to phase out of its Canadian stores over the next four years as leases expire. The final lease expires in September 2018, and the company expects to complete its exit of Canada by December 2018. This decision was communicated to affected employees on October 23, 2014.

The decision to phase out Canadian operations was based on management’s and the Board’s belief that continuing to pursue alternative locations, particularly in Toronto, would require significant further capital investments and include significant execution risks. As such, the Board determined that it would be in the best interests of the company and its stockholders to continue the company’s focus of time and resources on its domestic growth strategies. This decision to discontinue Canadian retail store operations does not collectively represent a strategic shift that has (or will have) a major effect on the company’s operations and financial results. The company recorded a $0.1 million restructuring charge in the third quarter of 2014 for severance costs and expects to record an additional $0.1 million for future termination benefits over the next three years. The restructuring charges are and will be reflected on the consolidated statement of income as part of selling, general and administrative expense.

Item 7.01.	Regulation FD Disclosure.

On October 23, 2013, a putative class action lawsuit was filed against the company in the United States District Court for the Northern District of California by two California former hourly employees.  The complaint sought unspecified damages for alleged violations of the California Labor Code, the California Business and Professions Code and the federal Fair Labor Standards Act, as well as civil penalties and attorney’s fees under the Labor Code Private Attorney General Act.  The complaint alleged that the company failed to pay overtime for employees’ off-the-clock work, miscalculated overtime on certain selling incentive bonuses (or spiffs), issued inaccurate wage statements, failed to provide adequate rest and meal periods and other labor-related complaints.  On September 19, 2014, the District Court granted our motion for summary judgment on a number of the asserted claims, including the rest and meal break allegations, but certified the spiff miscalculation class and the derivative wage statement and former employee classes.  On October 10, 2014, the company filed an interlocutory appeal with the United States Court of Appeals for the Ninth Circuit asserting that the District Court erred in certifying the various classes.  Our appeal remains pending.

Additionally, on October 8, 2014, a putative class action was filed against the company in the Superior Court of the State of California, County of San Diego, by a California former hourly employee claiming violations of the California Labor Code and the California Business and Professions Code.  The complaint seeks unspecified damages and attorney’s fees, alleging the company’s failure to pay overtime to hourly store employees who earned bonus wages or commissions during pay periods in which they worked overtime, and the derivative claims of failure to provide accurate wage statements and all wages owed upon termination of employment.

The company intends to defend each of these actions vigorously, and the outcome of these matters cannot be determined at this time.

The information being furnished pursuant to Item 7.02 of this report shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section, except if we specifically incorporate it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

	(a)	Not Applicable.

	(b)	Not Applicable.

	(c)	Not Applicable.

	(d)	Exhibit:

		99.1	Press Release dated October 23, 2014 (furnished pursuant to Item 2.02).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST MARINE, INC.

Date: October 23, 2014	By:	/s/ Thomas R. Moran
Thomas R. Moran
Executive Vice President and
Chief Financial Officer